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                                                                      EXHIBIT 23



                          INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in the Registration Statements of Cox Communications, Inc. ("Cox") Nos. 333-03766, 333-65102, 333-65102-01 on Form
S-3 and Nos. 33-80993, 33-80995, 33-91506, 333-85055, 333-43738, 333-109440, and
333-104179 on Form S-8 (collectively referred to as the "Registration Statements"), of our report dated February 27, 2004, (which expresses an unqualified opinion and includes an explanatory paragraph relating to the adoption, effective January 1, 2002, of Statement of Financial Accounting Standards ("SFAS") No. 142 and the adoption, effective January 1, 2001, of SFAS No. 133, as amended), appearing in the Annual Report on Form 10-K of Cox for the year ended December 31, 2003, and to the references to us under the heading "Experts" in the Prospectuses, which are part of such Registration Statements.



/s/ DELOITTE & TOUCHE LLP
Atlanta, Georgia
February 27, 2004